UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Power Solutions International, Inc. (the “Company”) closed on its previously reported share purchase agreement with Weichai America Corp. (“Weichai” or the “Purchaser”), dated as of March 20, 2017 (the “Purchase Agreement”). Upon consummation of the transactions governed thereby on March 31, 2017, Weichai invested $60 million in exchange for common stock, a new series of preferred stock and a warrant to purchase common stock. Please refer to the Company’s Form 8-K filed on March 27, 2017 (the “Prior Form 8-K”) for a description of the Purchase Agreement and related agreements and the transactions governed thereby.

Third Supplemental Indenture

In connection with the closing on the Purchase Agreement, the Company entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the indenture (“Indenture”) governing its $55.0 million 6.50% senior notes due 2018 (the “Notes”). The Third Supplemental Indenture extends the maturity on the Notes until January 1, 2019. The Third Supplemental Indenture amended certain permitted holder, change of control and permitted indebtedness and payment definitions to permit the issuance of the securities to Weichai under the Purchase Agreement. It also amended provisions related to affiliated transactions to permit ongoing transactions with an affiliate of Weichai under the Strategic Collaboration Agreement that was entered into in connection with the Purchase Agreement. Finally, the provisions related to ongoing financial reporting obligations were amended to extend the deadline for the Company to file its delinquent periodic reports and current year periodic reports until the date the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 must be filed with the SEC in accordance with applicable SEC regulations.

The foregoing description of the Third Supplemental Indenture is not complete and is qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Second Amended and Restated Credit Agreement with Wells Fargo

The Company also entered into in connection with the closing a third amendment, consent and waiver (the “Third Amendment”) to the second amended and restated credit agreement, by and between the Company and Wells Fargo Bank, National Association, as agent for the lenders party thereto (“Wells Fargo”), dated as of June 28, 2016, as amended by the first amendment and waiver thereto, dated August 22, 2016 and as amended by the second amendment and waiver thereto, dated December 19, 2016 (as amended, the “Wells Fargo Agreement”). The Third Amendment modified certain change in control and other definitions to permit the issuance of the securities to Weichai under the Purchase Agreement and the payoff of the term loan discussed below. The amendment also increased the interest rate by 200 basis points (2%) until the Company’s restated audited financial statements for fiscal year ending December 31, 2016 have been provided to Wells Fargo, reduced the size of the asset based revolving facility to $65 million and moved up the maturity date to March 31, 2018 (or February 15, 2018 if the preferred stock issued to Weichai has not converted into common stock). Certain adjustments to the borrowing base provisions were made to the assets against which borrowings may be made. The amendment also contains permanent waivers of certain representations, required information and other defaults. Finally, the provisions related to ongoing financial reporting obligations were amended to extend the deadline for the Company to file its delinquent periodic reports and current year periodic reports until the date the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 must be filed with the SEC in accordance with applicable SEC regulations.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Credit Agreement with TPG

Finally, on March 31, 2017, upon consummation of the Purchase Agreement transactions, the Company paid off in full the outstanding $60 million term loan due under that certain credit agreement, by and between the Company, TPG Specialty Lending, Inc. and the lenders party thereto, dated as of June 28, 2016, as amended. The Company used proceeds from the sale of securities pursuant to the Purchase Agreement and borrowings under the Wells Fargo Agreement to pay off the outstanding term loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to an investor rights agreement (the “Rights Agreement”) and a shareholders agreement (the “Shareholders Agreement”) entered into by the Company and Weichai upon consummation of the closing of the transactions governed by the Purchase Agreement, effective March 31, 2017, the Company increased the size of its board of directors (the “Board”) to seven members. Subsequently, at a meeting of the Board on April 1, 2017, two nominees designated by the Purchaser pursuant to the Rights Agreement were appointed as directors, Shaojun Sun and Jiang Kui. As contemplated by the agreements with Weichai and consistent with his commitment to facilitate a reconstitution of the Board, Gary Winemaster resigned as chairman of the Board and the Board appointed Mr. Sun to serve as chairman. In addition, Messrs. Sun and Kui were appointed as members of the compensation committee, and Mr. Kui was appointed as a member of the nominating and governance committee, of the Board.

Mr. Shaojun Sun is an executive director and executive president of Weichai Power Co., Ltd. Mr. Sun joined Weifang Diesel Engine Factory in 1988 and has held the positions of supervisor of the engineering department, the chief engineer of Weifang Diesel Engine Factory, and director of Torch Automobile Group Co., Ltd. Mr. Sun is currently a director of Weichai Group Holdings Limited and Weichai Heavy-duty Machinery Co., Ltd. Mr. Sun is a researcher-grade senior engineer and holds a doctorate degree in engineering. He was appointed as Taishan Mountain scholar specialist by Shandong People’s Government.

Mr. Jiang Kui is a non-executive director of Weichai Power Co., Ltd. He has held various positions including engineer and deputy general manager of Assembly Department of Shandong Bulldozer General Factory, deputy general manager of Shantui Import and Export Company, deputy director, director of manufacturing department, deputy general manager and director of Shantui Engineering Machinery Co., Ltd., deputy general manager of Shandong Engineering Machinery Group Co., Ltd., executive deputy general manager and vice chairman of Weichai Group Holdings Limited, chairman of Shanzhong Jianji Co., Ltd. and director of Shandong Heavy Industry Group Co., Ltd. He is now the president of Shandong Heavy Industry Group Co., Ltd. He is a senior engineer and holds an MBA degree.

Other than the Purchase Agreement, the Rights Agreement and the Shareholders Agreement, there are no arrangements or understandings pursuant to which Messrs. Sun and Kui were appointed to the Board. Since the beginning of the Company’s last fiscal year, there have been no related-party transactions between the Company and Messrs. Sun or Kui that would be reportable under Item 404(a) of Regulation S-K under the Securities Act. Please refer to the Prior Form 8-K for a description of the Purchase Agreement, the Rights Agreement and the Shareholders Agreement, including the terms applicable to the appointment of Messrs. Sun and Kui as directors and the Purchaser’s right to nominate directors for election to the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Purchase Agreement, the Company filed the certificate of designation of series B convertible perpetual preferred stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”). Please refer to the Prior Form 8-K for a description of the rights, powers and preferences of the preferred stock issued under the Certificate of Designation.

Item 7.01	Regulation FD Disclosure.

On April 3, 2017, the Company issued a press release regarding the Purchase Agreement closing and related matters as further described in this Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Caution Regarding Forward-Looking Statements

This Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the final results of the Audit Committee’s internal review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements and amend the related Form 10-K and Form 10-Q filings; the Nasdaq Hearing Panel’s decision and inability to file delinquent periodic reports within the deadlines imposed by Nasdaq and the potential delisting of the Company’s common stock from Nasdaq and any adverse effects resulting therefrom; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies and the implications of the same for its strategic alternatives process; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index appearing immediately after the signature page to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany
General Counsel

Dated: April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of March 31, 2017, by and among Power Solutions International, Inc., The Bank of New York Mellon, as Trustee, and the Guarantors party thereto.

10.1	Third Amendment, Consent and Waiver to Second Amended and Restated Credit Agreement, dated as of March 31, 2017, by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., Professional Power Products, Inc., Powertrain Integration Acquisition, LLC and Bi-Phase Technologies, LLC.

99.1	Press release issued by Power Solutions International, Inc. on April 3, 2017.